Exhibit 3.13

CERTIFICATE OF INCORPORATION

OF

Bearcat Coke Company

* * * * *

1. The name of the corporation is Bearcat Coke Company.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is: One Thousand (1,000) and the par value of each of such shares is One Dollars and Zero Cents ($1) amounting in the aggregate to One Thousand Dollars and Zero Cents ($1,000).

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

M. A. Brzoska	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

L. A. Vitalo	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

D. J. Murphy	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

(DEL, - 42 -9/25/96)	STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:00 PM 06/24/1998 981246385 - 2912928

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The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS

M.H.R. Dingus	Landmark Center Suite N-300 1111 Northshore Drive Knoxville, Tennessee 37939

T.W. Hofmann	Ten Penn Center 1801 Market Street Philadelphia, PA 19103

P.A. Mulholland	Ten Penn Center 1801 Market Street Philadelphia, PA 19103

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

(DEL, - 42 -9/25/96)

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WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 24th day of June, 1998.

/s/ M. A. Brzoska
M. A. Brzoska

/s/ L. J. Vitalo
L. J. Vitalo

/s/ D. J. Murphy
D. J. Murphy

(DEL, - 42 -9/25/96)

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 06/23/2000 001322846 – 2912928

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Bearcat Coke Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation;

RESOLVED, that the Certificate of Incorporation of Bearcat Coke Company be amended by changing the corporate name in Article 1 thereof so that, as amended, said Article 1 shall be and read as follows:

“1. The name of the corporation is Haverhill North Coke Company.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Bearcat Coke Company has caused this certificate to be signed by John J. DiRocco, Jr., its Assistant Secretary, this 21st day of June 2000.

By:	/s/ John J. DiRocco, Jr.
John J. DiRocco, Jr.
Assistant Secretary
Bearcat Coke Company

ECG\Certify\Bearcat	1	06/23/00